NEW ENGLAND ELECTRIC SYSTEM





AGREEMENT AND DECLARATION OF TRUST





Dated as of January 2, 1926 As Amended June 3, 1947
and As Amended through May 3, 1999










      TABLE OF CONTENTS

Page

Certificate of Amendment of June 3, 1947iii

Preamble and Resolution of June 3, 1947iv

ARTICLE

     1.Name1
     2.Place of Business1
     3.Trust Estate1
     4.Powers of Trustee1
     5.General Powers of Directors4
     6.Determination of Capital and Income5
     7.Declaration of Dividends5
     8.Financial Year5
     9.Persons to Look Only to Trust Estate5
     10.Non-Assessability of Shareholders6
     11.Appointment of Trustee6
     12.Resignation and Removal of Trustee6
     13.Vesting Trust Estate in New Trustee6
     14.Remuneration of Trustee6
     15.Trustee may Act through Officers6
     16.Number and Election of Directors7
     17.Resignations of Directors and Filling Vacancies7
     18.Remuneration of Directors7
     19.Officers, Agents, Employees7
     20.Directors' Meetings: Registration of Votes by Trustee8
     21.Certificate as Evidence of Votes8
     22.Indemnification Clauses9
     23.Trustee may Rely on Certificates12
     24.Protection of Outsiders in Dealing with this Company12
     25.Protection of Companies, Securities of which are held by this Company13
     26.Transactions involving interest of Shareholders, Trustee, Directors and Officers13
     27.Shares presently Authorized14
     28.Authorization of Additional Shares15
     29.Changes in Shares15
     30.Issue of Additional Shares15
     31.Preemptive Rights15
     32.Status of Shares Acquired by Company15
     33.Share Registers and Transfer Books16
     34.Transfer Agents and Registrars16
     35.Share Certificates16
     36.Lost, Stolen or Destroyed Share Certificates16
     37.Voluntary Transfer of Shares16
     38.Transfer of Shares by Operation of Law17
     39.Relationship between Shareholders, etc., Shares are Personal
          Property17
     40.Joint Owners and Trustees of Shares17
     41.Duties as to Examination into Trusts, etc., to which Shares are Subject17
     42.Annual Meeting of Shareholders18
     43.Business at Annual Meeting18
     44.Special Meetings of Shareholders18
     45.Presiding Officer at Shareholders' Meetings18
     46.Business at Shareholders' Meetings18
     47.Notice of Shareholders' Meetings18
     48.Quorum and Voting at Shareholders' Meetings19
     49.Voting by Joint Owners at Shareholders' Meetings19
     50.Voting by Guardians at Shareholders' Meetings19
     51.Closing Transfer Books or Fixing Time for Determining Shareholders entitled to Dividends and Preemptive Rights and Voters at Shareholders' Meetings19
     52.Procedure if no Quorum at Shareholders' Meetings19

     53.Determination of Questions at Shareholders' Meetings19 54.Manner of Giving Notice of Shareholders' Meetings19 55.Duration of Trusts20
     56.Death of Shareholder, etc., not to Terminate Trusts20 57.Termination; Amendments20
     58.Certificate of Termination or Amendment21
     59.Disposition of Trust Estate on Termination21 59A.Certain Business Combinations21
   59B.Merger24
     60.Definitions: "Trustee", "Shareholders", "Shares"24 61.Power to Construe Declaration24
     62.Marginal Notes and Table of Contents24
     63.Place of Execution25

      CERTIFICATE OF AMENDMENT
OF THE
AGREEMENT AND DECLARATION OF TRUST
OF
NEW ENGLAND POWER ASSOCIATION

     We, the undersigned, being two of the Directors and the Secretary of New England Power Association certify as follows:

     1. On the 18th day of June, 1946, the District Court of the United States for the District of Massachusetts entered an Order in the case pending before said Court entitled "In the Matter of New England Power Association, et al., a Proceeding to Enforce a Plan Pursuant to Sections 11(e) and 18(f) of the Public Utility Holding Company Act of 1935, Civil Action No. 5087", which Order provides among other things that the Agreement and Declaration of Trust of New England Power Association be amended as set forth in said Order, and that the Board of Directors of said New England Power Association adopt a preamble and resolution in substantially the form annexed hereto setting forth such amendment and cause to be executed and presented to the Trustee of said New England Power Association for registration a counterpart of a Certificate of Amendment in substantially the form hereof.

     2. In compliance with the above-mentioned Order, the Board of Directors of said New England Power Association has duly adopted the preamble and resolution a true copy of which is annexed hereto and by this reference made a part hereof.

     3. By virtue of the foregoing, upon presentation of this Certificate of Amendment to the Trustee of said New England Power Association for registration the Agreement and Declaration of Trust of said New England Power Association is amended to read as set forth in full in the copy of the preamble and resolution of said Board of Directors annexed hereto.

     IN WITNESS WHEREOF, we have signed this Certificate this third day of June, 1947.

                              IRWIN L. MOORE
                                     Director
                              WILLIAM WEBSTER
                                     Director
                              ROBERT G. LADD
                                     Secretary

THE COMMONWEALTH OF MASSACHUSETTS
SUFFOLK, SS:

     On this third day of June, 1947, at Boston, Massachusetts, before me, a Notary Public within and for the Commonwealth, appeared the above-named Irwin
L. Moore and acknowledged that he executed the foregoing instrument as his free act and deed.

     Witness my hand and official seal at Boston, Massachusetts,

                              LEEDS A. WHEELER
                                   Notary Public
                         My commission expires March 27, 1953
(NOTARIAL SEAL)

     The foregoing has been duly presented and registered this third day of June, 1947.

                         THE FIRST NATIONAL BANK OF BOSTON
                         Trustee of New England Power Association

                              By H.S. PARKER
                                  Vice President

      PREAMBLE AND RESOLUTION

Adopted by the Board of Directors

of

New England Power Association

June 3, 1947


     Whereas, the District Court of the United States for the District of Massachusetts on the 18 day of June, 1946 entered an Order in the case pending before said Court entitled "In the Matter of New England Power Association, et al., a Proceeding to Enforce a Plan Pursuant to Sections 11(e) and 18(f) of the Public Utility Holding Company Act of 1935, Civil Action No. 5087", which order among other things requires the Board of Directors of the New England Power Association to adopt a preamble in substantially the form hereof and a resolution in substantially the following form:

     NOW, THEREFORE, BE IT RESOLVED:

     That the Agreement and Declaration of Trust of New England Power Association dated as of January 2, 1926, as heretofore amended, be and it is hereby further amended as set forth below; that an appropriate certificate in several counterparts setting forth this amendment and referring to the Court Order under which it is made effective without authorization by the Shareholders be signed by two of the Directors, signed by the Secretary or an Assistant Secretary and acknowledged by one of the Directors; that on the Consummation Date specified in said Order one counterpart of said certificate be filed with The First National Bank of Boston, in its Trust Department, at its principal office in Boston, Massachusetts, another counterpart thereof be presented to the Trustee at the place designated by it, for registration by it, and other counterparts thereof be recorded or filed in such places as may be required by law or by the provisions of said Agreement and Declaration of Trust; and that as so amended said Agreement and Declaration of Trust shall read as follows:

      AMENDED AGREEMENT AND DECLARATION OF TRUST


     We, Franklin P. Jackson, Jr., of Worcester, Massachusetts, Howard E. Needham, of Worcester, Massachusetts and Boyd H. Ten Eyck, of Worcester, Massachusetts, being the original Trustees under this declaration of trust, (we and our successors in these trusts, as such trustees and not individually, being collectively hereinafter usually referred to as the "Trustee") do hereby declare that the Trustee will hold all the property which for the purposes of these presents shall be at any time acquired by or vested in or owned by the Trustee, directly or indirectly, and the income and proceeds thereof (all of which collectively is hereinafter usually referred to as the "trust estate") in trust to manage the same and to receive the income thereof for the benefit of the Shareholders (as hereinafter defined) in accordance with their respective rights, ratably according to the number and kind of such shares held by them respectively, and with and subject to the powers and provisions hereinafter contained concerning the same.

     1. The Trustee as trustee hereunder, though not in its individual capacity, shall be designated New England Electric System, hereinafter sometimes referred to as the "Company". So far as may be practicable, all things relating to the trusts hereby created shall be done under such name.

     2. The principal place of business of the said trusts shall be at Boston, Massachusetts, or at such other place in Massachusetts as the Board of Directors shall from time to time determine.

     3. All the property and effects for the time being subject to any of the trusts of these presents shall be transferred to and vested in the Trustee. Notwithstanding any other provision hereof, all real estate at any time forming part of the trust estate shall be held upon trust for sale and conversion into personal estate at such time or times and in such manner and upon such terms as the Trustee shall approve, but the Trustee shall have power to postpone such conversion so long as it in its uncontrolled discretion shall think fit, provided that it shall have no power to postpone such conversion beyond the termination of these trusts; but all such real estate shall at all times during any postponement of the sale and conversion thereof be considered as personal estate. For the purpose of such sale and conversion of real estate the Trustee shall have full power to sell or exchange the same and to exchange the same and to execute and deliver proper deeds and instruments of conveyance thereof, in each case without the necessity of having the consent or direction of the Board of Directors hereinafter referred to.

     4. The Trustee shall have power, with the consent or at the direction of the Board of Directors of the Company and on such terms and conditions as the Board of Directors shall determine, subject to the other limitations and conditions of these presents from time to time:-

     (a) To purchase, subscribe for or otherwise acquire any of the stocks, shares, bonds or other securities or obligations of any corporation, wherever incorporated, or of any trust or association, or of any nation, state, municipality or other governmental agency, and to exercise all the rights and privileges of an owner thereof and, without limiting the generality of the foregoing, to acquire by exchange, purchase or otherwise, the shares and dividend and profit rights in and the bonds and other securities and obligations of the trusts hereby created;


     (b) To borrow money for the purposes of these trusts, and to issue bonds or other securities or obligations therefor, if desired, and to secure the payment thereof, if desired, by mortgage, pledge or charge of the whole or any part of the trust estate then owned or thereafter acquired, which bonds or other securities or obligations may be signed on behalf of the Company by the president or a vice-president and the treasurer or an assistant treasurer and may have affixed thereto the common seal of the Company or a facsimile thereof and may carry interest coupons authenticated by the facsimile signature of the treasurer; provided that no mortgage, pledge or charge of the trust estate shall be made without the consent of two-thirds of the Board of Directors, and provided further that no mortgage, pledge or charge of the trust estate as a whole or substantially as a whole (except any mortgage, pledge or charge made, either initially or at any time thereafter, to secure bonds or obligations issued pursuant to the Amended Plan of Simplification of the New England Power Association Holding-Company System or bonds or obligations issued to retire or to refund at any time and in any manner (i) bonds or obligations issued pursuant to said Amended Plan or (ii) secured bonds or obligations issued pursuant to vote of the Shareholders as hereinafter provided) shall be made without authorization or approval by vote, at a meeting duly called for the purpose upon at least twenty (20) days' notice, of two-thirds of the shares outstanding and entitled to vote thereon;

     (c) To advance or lend money, on such terms as the Board of Directors shall think proper and with or without security, to, and otherwise aid by endorsement or otherwise, any corporation, trust or association, any of the stocks, shares, bonds or other securities or obligations of which shall have been acquired or subscribed for by or on behalf of these trusts, and to discharge and cancel without payment any indebtedness thus arising or to convert the same into stocks, shares, bonds, or other obligations of such corporation, trust or association, or any other with or into which it may be consolidated or merged, or to which its property may be transferred or leased;

     (d) To exercise any and all powers and rights belonging to the holder of any stocks, shares, bonds, securities or obligations forming part of the trust estate, whether by voting or by giving any consent, request or notice, or otherwise either in person or by proxy or attorney, and to give proxies or powers of attorney therefor, with or without power of substitution, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting, meetings or action, and may include the exercise of any discretionary powers; and, without limiting the generality of the foregoing, to vote in favor of or to consent to the creation of any mortgage, lien or other encumbrance upon all or part of the franchises and property, real and personal, then owned or thereafter acquired, of any or all of the corporations, trusts and associations, any of the stocks, shares, bonds, securities or obligations of which may at the time be subject to these trusts, or to vote in favor of or to consent to the merger or consolidation of any such corporation, trust or association with any other corporation, trust or association, or the sale, lease, surrender or abandonment of all or part of the franchises and property, real and personal, of any such corporation, trust or association;

     (e) To sell by public auction or private contract or otherwise use and deal in and with the whole or any part of the trust estate, and to convert, exchange or refund the whole or any part of the trust estate for or into any shares, bonds or other securities or obligations, property or effects in which the Trustee might, under the provisions hereof, invest any moneys forming part of the trust estate and whether or not such transaction is with a Shareholder or a company in which a Shareholder is interested; provided however that no sale or other disposition of the trust estate as a whole or substantially as a whole shall be made prior to the termination of these trusts without authorization or approval by vote, at a meeting duly called for the purpose upon at least twenty (20) days' notice, of two-thirds of the shares outstanding and entitled to vote thereon, but this proviso shall not apply to any mortgage, pledge or charge or to any disposition pursuant thereto;

     (f) To cause any stocks, shares, bonds or other securities or obligations subject to these trusts to be transferred into the name of the Company or transferred into the name of or vested in the Trustee, or to allow any such stocks, shares, bonds or other securities or obligations to remain in the name of, or to be transferred into the name of, any other person, firm, association, trust or corporation, and in any such case in such manner as not to give notice that it is trustee thereof or that the same are affected by any trusts;

     (g) To employ and act through and to delegate any or all of the powers and discretions of the Trustee to and to permit any or all of such powers and discretions to be exercised by the Board of Directors or any committee thereof or any of the officers, agents or representatives of these trusts or of the Trustee, including without limitation the officers, agents and representatives referred to in Article 19 and such others as the Board of Directors shall think proper;

     (h) To collect, sue for, receive and receipt for all sums of money coming due to these trusts, to consent to the extension of the time for payment, or to the renewal, of any bonds or other securities or obligations subject to these trusts, and to compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands and things relating to the trust estate, and to give time, with or without security, for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments and to pay or satisfy any debts or claims upon any evidence that the Board of Directors shall think sufficient;

     (i) To deposit any moneys included in or derived from the trust estate in any bank or trust company or with any bankers, or in the banking department of any bank or trust company that may at the time be Trustee hereunder, and to entrust to any bank or trust company or safe deposit company for safe-keeping any of the stock or share certificates, bonds or other securities or obligations and any documents and papers comprised in or relating to the trust estate;

     (j) To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Trustee individually in connection with the trust estate, or upon or against the trust estate or any part thereof;

     (k) To set apart, from time to time, as and for a surplus fund, such sums as the Board of Directors may deem proper out of any sources which according to proper accounting principles may be considered surplus; which surplus fund shall be applicable to any purposes to which money forming part of the capital or income of the trust estate may be applied, including the payment of dividends;

     (l)  to adopt and use a common seal;

     (m) To take out and maintain insurance in such amounts and of such kinds and in such companies and through such brokers and agents as the Board of Directors may determine;

     (n) Generally in all matters to deal with the trust estate and to manage and conduct the business of the trusts as fully as if the Trustee was the absolute owner of the trust estate, save as in this declaration of trust otherwise specifically provided, and, without limiting the generality of the foregoing, to execute all such agreements, deeds, covenants and instruments and do all such things as the Board of Directors may deem proper for any of the purposes of these trusts, and whether any of said purposes be of a class or in an amount legal for trustees or for the investment of trust funds or not, and to authorize the execution of any such agreements, deeds, covenants or instruments in the name of the Company by any of the officers or agents of these trusts or by any other persons.

     5. Except as herein otherwise provided, the Board of Directors shall have and may exercise, in addition to the specific powers and authority herein expressly granted, full power of determination and decision in all matters of every kind relating to the property and business of these trusts, and may exercise through and may delegate to any committee of the Board of Directors or to any of the officers or agents of these trusts any or all of its powers and authority, whether discretionary or otherwise, or, where the Board deems it appropriate, it may direct the Trustee to exercise or may consent to the exercise by the Trustee of any of the powers and authority herein granted to the Trustee and may prescribe the manner and terms in and upon which the Trustee shall exercise such powers and authority.

     It shall be incumbent on the Trustee to exercise the powers in Article 4 contained and all other powers of the Trustee under these trusts whenever and in such manner as the Board of Directors, or a committee of said Board to which said Board has delegated power therefor, shall from time to time consent or direct, when there has been delivered to the Trustee a copy of a vote or resolution of the Board of Directors of the Company or a committee thereof containing such consent or direction, which vote or resolution shall be sufficiently evidenced if purporting to be signed or certified by the secretary or any assistant or temporary secretary of the Company; provided that the Trustee shall not be obliged to incur any personal liability without being exonerated and indemnified to its reasonable satisfaction from time to time against the same and that the Trustee shall not be liable to any Shareholder, Director, creditor or otherwise, for any action so taken by it pursuant to the provisions of this paragraph.

     At the request of the Board of Directors, the Trustee shall join in the execution of any agreements, deeds, contracts, covenants, applications, obligations, bonds, notes, checks, drafts or other securities or instruments but it shall not be necessary for the Trustee to join in such execution in order to make it valid and effective and whether or not the Trustee shall join, such execution by an officer or agent authorized by a vote or resolution of the Board of Directors which has been registered by the Trustee shall be deemed to be the act of the Trustee.

     6. The Board of Directors shall have power to determine whether any moneys or things are for the purposes of these presents to be considered as capital or income, and what constitutes the income of the trust estate for any year or other period, and in what manner any expenses or outgoings are to be borne as between capital and income, and the amount of the net earnings and of the surplus fund, and every such determination, whether express or implied in the acts or proceedings of the Board of Directors, shall be conclusive and binding upon all persons interested.

     7. The Board of Directors may from time to time in its discretion declare dividends out of the net earnings of the trust estate or out of the surplus fund, payable out of the trust estate, at any date fixed by the Board, in cash or property, including without limitation the bonds or other obligations of and the shares in these trusts, and for that purpose may issue certificates and scrip and may capitalize all or any part of the surplus fund; but no Shareholder shall have any right to any dividends except when and as the same are declared by the said Board, and no Shareholder, Trustee, Director, officer or agent of these trusts shall be liable therefor, and any Shareholder entitled thereto shall look only to the trust estate for the payment of any such dividends. The Trustee or proper officers of these trusts shall pay and distribute the said dividends so declared to the Shareholders according to the number of shares held by them respectively.

     8. The Board of Directors may determine the financial year of these trusts, and the form in which the accounts of these trusts shall be kept, and may from time to time change the financial year or form of accounts. Until the Board shall change the same the financial year shall end on the thirty-first day of December in each year.

     9. No Shareholder, Director, officer or agent of these trusts shall be held to any liability for the payment of any sum of money or for damages for non- performance of anything that shall have been agreed upon or in tort or otherwise and no Trustee shall be held to any such liability unless expressly stipulated to that effect and then only as Trustee hereunder and not personally; and every person, firm, association, trust and corporation shall look only to the trust estate for such payment or damages or otherwise. In every written agreement and obligation entered into by or on behalf of these trusts reference shall be made to this declaration of trust, and the substance of such parts of the preceding sentence of this Article 9 as are applicable shall be set forth; and neither the Board of Directors nor the Trustee nor any officer, agent or representative of these trusts shall have any power or authority to enter into any agreement or obligation on behalf of these trusts except in accordance with the provisions of this Article 9.

     10. No Trustee, Director, officer or agent of these trusts shall be entitled to look to the Shareholders personally for indemnity against any liability incurred by them in the execution of these presents or to call upon the Shareholders for the payment of any sum of money or any assessment whatever, except only in the case of shares in these trusts which are by their express terms issued part-paid and assessable and then only as therein provided.

     11. The original Trustees are the persons signing this declaration of trust. At any time and from time to time the Board of Directors may appoint a bank or trust company formed under the laws of the Commonwealth of Massachusetts or a national bank having its principal place of business in said Commonwealth as sole trustee hereunder. Each Trustee shall hold office until the effective date of resignation, or until removal or dissolution; but upon any conversion, merger or consolidation of a corporation which is a Trustee hereunder the successor corporation, if a bank or trust company formed under the laws of said Commonwealth or a national bank having its principal place of business in said Commonwealth but not otherwise, shall automatically continue to be such Trustee. A Trustee may be but need not be a Shareholder or Director.

     12. A Trustee may resign by presenting his or its resignation in writing at a meeting of the Board of Directors, or delivering the same at the principal office of these trusts addressed to the president or secretary of these trusts,but such resignation shall take effect only upon its acceptance by the Board of Directors or upon the election of a new Trustee in his or its place or upon the expiration of twenty (20) days after the presentation or delivery of the said resignation, whichever event shall first occur; and after such resignation, until it takes effect, the retiring Trustee may but shall not be obliged to continue to act as Trustee hereunder. A Trustee may be removed at any time, with or without cause, by the Board of Directors.

     13. Upon the resignation or removal of a Trustee and upon the appointment of a new Trustee such instruments shall be executed, acknowledged and delivered as the Board of Directors or the new Trustee shall deem to be necessary or convenient for vesting the trust estate in the Trustee for the time being or providing evidence of such vesting. But without the execution of any conveyance the trust estate shall always (not restricting the same to the above enumerated cases) vest in the Trustee for the time being acting hereunder.

     14. The remuneration of the Trustee shall be such as shall from time to time be fixed by the Board of Directors, and shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust.

     15. In all matters whether or not involving an opinion, belief, discretion or choice, a Trustee, if a corporation, may act through a president, vice- president, cashier, assistant cashier, secretary, assistant secretary, trust officer, board of directors, executive committee or any other duly authorized representative or committee, and such act of such officer, board, representative or committee shall represent the act, opinion, belief, discretion or choice of such Trustee.

     16. The Shareholders may at any annual meeting, or at any special meeting in lieu of such annual meeting, fix the number of Directors, provided that the Board of Directors may otherwise fix the number of Directors at a number no less than eleven nor more than sixteen until the next annual meeting or special meeting in lieu of such annual meeting. Any vacancies so created may be filled pursuant to the provisions of Article 17. The Directors elected at each annual or special meeting of Shareholders shall hold office until the next succeeding annual meeting of the Shareholders, or the special meeting held in lieu of such annual meeting, and until their respective successors are chosen and qualified. A Director may be but need not be a Shareholder.

     17. A Director may resign by presenting his resignation in writing at a meeting of the Board of Directors or delivering the same at the principal office of these trusts, addressed to the president or secretary of these trusts, but such resignation shall take effect only upon its acceptance by the Board of Directors or upon the election of a new Director in his place or upon the expiration of twenty (20) days after the presentation or delivery of the said resignation, whichever event shall first occur; and after such resignation, until it takes effect, the retiring Director may but shall not be obliged to continue to act as a Director hereunder. Any vacancy in the number of Directors may be filled by the remaining Directors although less than a quorum, but any Director so chosen shall continue in office only until the next succeeding annual meeting of the Shareholders at which Directors are to be elected, or the special meeting held in lieu of such annual meeting, and until his successor is chosen and qualified; and the remaining Directors may act notwithstanding any vacancy in their numbers.

     18. Each Director shall receive such remuneration as the Board shall from time to time determine. If a Director shall act as an officer or agent of the Company or shall otherwise perform extra services, the Board of Directors may arrange with him for his remuneration and for his expenses in respect of such services as the Board shall think fit.

     19. The Board of Directors shall from time to time elect a president, a treasurer and a secretary and may elect any other officers and may remove any officer with or without cause and may fill any vacancy, whether caused by removal, resignation or otherwise, and may elect temporary officers to serve during the absence or disability of regular officers or for a specified purpose. The Board of directors may fix the compensation and duties and powers of the officers or authorize the same to be fixed. Unless and until the Board otherwise determines, the several officers shall have the authority and perform the duties usually incident to their respective offices in the case of corporation. The Board of Directors may likewise from time to time appoint or employ or authorize the appointment or employment of agents, employees or representatives of these trusts, may fix their compensation, term of employment, duties and powers, or authorize the same to be fixed, and may remove them or terminate their employment or authorize the same to be done. Any action taken and any obligations entered into by such officers or agents on behalf of these trusts pursuant to authority to them granted shall be binding upon the trust estate. All of the said officers shall, unless otherwise determined by the Board of Directors, continue in office until the first meeting of the Board of Directors following the next succeeding annual meeting of the Shareholders or the special meeting of the Shareholders held in lieu of such annual meeting, and until their successors are chosen and qualified. Any officer may be but need not be a Shareholder or Director and any two or more offices may be held by the same person. The Board of Directors may from time to time appoint such committees as it may determine and such committees shall have such powers as shall be specified by the vote or resolution of the Board of Directors.

     20. The action of the Board of Directors in respect of any matter shall be by vote or resolution passed by the Board at a meeting. Regular meetings of the Board of Directors may be held at such places and at such times as the Board may by vote from time to time determine, and if so determined no notice thereof need be given. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of the Shareholders or a special meeting of the Shareholders held in lieu of such annual meeting. A special meeting of the Board of Directors may be held at any time and at any place when called by the president, secretary or two or more Directors, by giving to each of the Directors reasonable notice thereof, and, without implied limitation, a notice thereof, sent through the post-office in a prepaid letter addressed to any Director, at his usual address, and posted in the City of Boston or where the principal office of these trusts is situated, at least forty-eight (48) hours before such meeting, shall be deemed sufficient notice to such Director, whether the same be received by him or not, and in computing such time Sundays and holidays shall be included.
But it shall not be necessary to give notice of any such meeting to any Director who is present at the meeting, or who waives notice thereof in writing; and if under the foregoing provisions there is no Director to whom notice of a meeting need be given, such meeting may be held without call at any time and at any place. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as herein otherwise provided, when a quorum is present at any meeting a majority of the members in attendance thereat shall decide any questions brought before such meeting. The Board of Directors shall cause to be kept, in books provided for the purpose, minutes of all meetings of the Board and of committees of said Board, specifying the names of the Directors or committee members present thereat, and minutes of all meetings of the Shareholders, specifying the number of shares of which the holders are present or represented thereat, and all such minutes, if signed or certified by the secretary or any assistant or temporary secretary, shall be conclusive evidence of the matters therein stated. The votes or resolutions of the Board of Directors shall be registered by the Trustee by a notation of such registration on the minutes of the meeting or a copy thereof, which may be by endorsement by the Trustee following the word "Registered", a copy of all minutes so registered to be filed with the Trustee. Following such registration the action of the Board of Directors set forth in the votes or resolutions contained in such minutes and any action of the officers or agents or of any committee of the Board of Directors within the scope of their respective authorities, pursuant to such votes or resolutions shall be deemed to be the action of the Trustee.

     21. A certificate signed by the president or the treasurer or the secretary or any assistant or temporary secretary, or the Trustee, or any two Directors of the Company, shall be conclusive evidence, in favor of every person, firm, association, trust and corporation acting in good faith in reliance thereon, as to the contents of any vote or resolution of the Board of Directors, or any committee thereof, or of the Shareholders, and as to all matters in such certificate contained relating to the meeting, if any, at which any vote or resolution is therein certified to have been passed, including the regularity of the said meeting and the passage of any vote or resolution thereat, and as to all other matters and things stated in such certificate, and no person, firm, association, trust or corporation shall be obliged to make any inquiry as to any of the said matters, or as to the election or appointment of any person acting as a Director at such meeting, or as to the holding of any shares by any person, firm, association, trust or corporation acting as a Shareholder at such meeting, or be affected by actual or implied notice of any irregularity whatsoever therein.

     22. The Trustee shall be entitled out of the trust estate to reimbursement of its expenses and disbursements, including the reasonable compensation and the expenses and disbursements, of its counsel and of all persons not regularly in its employ. The Trustee shall be entitled out of the trust estate to be put in funds and exonerated and indemnified against any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the execution of the trusts hereby created, including the costs and expenses of defending against any claim or liability in the premises. This shall not be construed to relieve the Trustee from any loss, liability or expense arising out of its own negligent action, its own negligent failure to act, or its own willful misconduct, except that the Trustee shall not be liable for and shall be exonerated and indemnified against any loss, liability or expense arising out of (a) any action or failure to act by it if authorized, directed or consented by the Board of Directors or a committee of said Board, (b) any act or default on the part of the Board of Directors or of any committee of said Board or of any Director, officer or agent of the Company or anyone other than itself, (c) any action or failure to act hereunder in good faith and in accordance with the opinion of counsel (who may be an officer or employee of, or counsel to, the Company), or (d) any error of judgment made in good faith by a responsible officer or officers of the Trustee (namely by the chairman, the president, a vice-president, a trust officer or any assistant trust officer of the Trustee) unless it shall be proved that the Trustee or such officer was negligent in ascertaining the pertinent facts. No Trustee shall be obliged to give any bond or surety or other security for the performance of any of its duties under this trust.

     Notwithstanding any provision of law or any other provision in this declaration of trust contained, a Director shall not be liable to the Company or any Shareholder for monetary damages for breach of his fiduciary duties as a Director, except with respect to any matter as to which such liability is imposed by applicable law and he shall have been adjudicated (a) to have breached his duty of loyalty to the Company or the Shareholders, (b) to have acted (or omitted to act) not in good faith, (c) to have knowingly violated the law, (d) to have intentionally engaged in misconduct, or (e) to have derived any improper personal benefit from a transaction.

     The Company shall indemnify each of its Directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a Director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a Director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Company, after notice that it involves such indemnification, if no change in control has occurred (a) by a disinterested majority of the Directors then in office, (b) by a majority of the disinterested Directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Company, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested Director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such Director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Company.

     In discharging his duties any Director or officer, when acting in good faith, shall be fully entitled to rely upon information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented or prepared by, or under the supervision of,
(a) one or more officers or employees of the Company (or of another organization in which he serves as contemplated by this Article) whom the Director or officer reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the Director or officer reasonably believes to be within such person's professional or expert competence, or (c) in the case of a Director, a duly constituted committee of the Board of Directors (or similar governing body of such other organization) upon which he does not serve, as to matters within its delegated authority, which committee the Director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a Director or officer so relied shall be a complete defense to any claim asserted against him, except as expressly provided by statute, by reason of his being or having been a Director or officer of the Company (or such other organization).

     No Trustee, Director, or officer shall be liable for any act, omission, step or conduct taken or had in good faith, which (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other statute regulating the Company or any of its subsidiaries by reason of their being public utility companies, public utility holding companies or subsidiaries thereof or by reason of their activities as such, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such Trustee, Director and officer shall be indemnified against all loss, liability and expense incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described; provided, however, that as to any matter disposed of by a compromise payment by such Director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the Company as heretofore provided in this Article. Such loss, liability and expense shall include, but shall not be limited to, judgments, court costs and attorneys' fees.

     Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the Company prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment. If in an action, suit or proceeding brought by or in right of the Company, a Trustee or Director is held not liable, whether because relieved of liability under the first or second paragraphs of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

As used in this Article:

     (i) The term "officer" includes (a) persons who serve at the written request of the Company as directors, officers, or trustees of another organization and (b) employees of the Company and its subsidiaries who serve in any capacity with respect to employee benefit plans. All directors, officers and trustees of wholly owned subsidiaries of the Company shall be deemed to serve at the written request of the Company.

     (ii) An "interested" Director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

     (iii) A "change in control" occurs when: (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the Company, or any trustee thereof acting in such capacity) acquires more than 20% of the Company's outstanding common shares, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of the outstanding common shares to acquire common shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the Continuing Directors; or (b) Continuing Directors cease to constitute a majority of the Board.

     (iv) The term "Continuing Director" shall mean any Director of the Company who (a) was a member of the Board of Directors of the Company on the later of January 1, 1987, or the date the Director or officer seeking indemnification first became such, or (b) was recommended for his initial term of office by a majority of Continuing Directors in office at the time of such recommendation.

     Nothing contained in this Article shall (i) limit the power of the Company to indemnify employees and agents of the Company or its subsidiaries other than Directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the Company to indemnify Directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such Director or officer, or (iii) affect any rights to indemnification to which Company personnel other than Directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any Trustee, Director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement which would be allowable under the laws of The Commonwealth of Massachusetts were these trusts a business corporation organized under such laws.

     In case any Shareholder shall at any time for any reason be held to or be under any personal liability solely by reason of his being or having been a Shareholder and not by reason of his acts or omissions as a Shareholder, then such Shareholder (or his heirs, executors, administrators, or other legal representatives) shall be entitled out of the trust estate to be held harmless from, and indemnified against, all loss, liability or expense by reason of such liability.

     With respect to any act or omission occurring prior to April 28, 1987, the provisions of this Article as then in effect shall be controlling. No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration, or indemnification of any Trustee, Director, officer, or Shareholder for or with respect to any acts or omissions of the Trustee, Director or Shareholder occurring prior to such amendment or repeal.

     23. Whenever in the administration of these trusts the Trustee shall deem it necessary or advisable that any matter be proved or established, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate or instrument purporting to be signed by the president or the treasurer or the secretary or any assistant or temporary secretary of the Company, or any two Directors, and delivered to the Trustee, and such certificate or instrument shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this declaration of trust on the faith thereof; but in its discretion the Trustee may accept other evidence of such matter or may require or obtain from the Directors or officers of these trusts or from any other sources such further or additional evidence as to it may seem reasonable. The Trustee may receive a certificate purporting to be signed by the secretary or any assistant or temporary secretary of the Company as conclusive evidence of the due adoption of any vote or resolution by the Shareholders or Board of Directors or any committee thereof, and conclusive evidence of the matters therein stated.

     24. The receipts of the Trustee for moneys or things paid or delivered to it shall be effectual discharges to the person, firm, association, trust or corporation paying or delivering the same therefrom and from all liability to see to the application thereof. And no purchaser or person, firm, association, trust or corporation dealing with the Trustee, Board of Directors, officers or agents of these trusts shall be bound to ascertain or inquire whether any consent, resolution or other authorization of the Trustee, Board of Directors or Shareholders, as is herein required or provided for, has been obtained or passed or as to the existence or occurrence of any event or purpose in or for which a sale, lease, mortgage, pledge or charge is herein authorized or directed, or otherwise as to the purpose or regularity of any of the acts of the Trustee, Board of Directors, officers or agents of these trusts purporting to be done in pursuance of any of the trusts or powers herein contained, or as to the regularity of the removal, resignation or appointment of any Trustee or any Director, officer or agent; and a transfer of the trust estate, or any part thereof, executed by the Trustee in whom the same shall be vested at the time of any such removal, resignation or appointment (including any retiring Trustee who shall be willing to act and shall act in executing such transfer but not otherwise including any such retiring Trustee) for the purpose of vesting the same in the Trustee for the time being of these presents or providing evidence of such vesting independently of such removal, resignation or appointment, shall, as to the property comprised in such transfer, be conclusive evidence in favor of any such purchaser or other person, firm, association, trust or corporation dealing with the Trustee of the validity of such transfer and of the matters therein recited relating to such removal, resignation or appointment or the occasion thereof or the occasion of such transfer.

     25. No corporation, trust, association or body politic shall be affected by notice that any of its shares or bonds or other securities or obligations are subject to any of the trusts of these presents or be bound to see to the execution of any such trusts or to ascertain or inquire whether any transfer of any such shares, bonds or securities or obligations by the Trustee is authorized, notwithstanding such authority may be disputed by some other persons, firm, association, trust or corporation.

     26. No agreement, dealing, relationship or arrangement of any kind with these trusts in which the Trustee shall have a personal interest shall be void or voidable or otherwise affected by such interest, nor shall the Trustee so interested be liable to account in respect thereof, provided that such agreement, dealing, relationship or arrangement shall be authorized or ratified by the Board of Directors hereof, and provided, further, that the fact of such interest, though not necessarily the extent thereof, shall be disclosed to or known by such Board of Directors. No agreement, dealing, relationship or arrangement of any kind between any Trustee hereunder and any company which may be controlled by these trusts or in which these trusts may have any interest shall be void or voidable or in any other way whatsoever affected by reason of any personal interest which any Trustee may have, directly or indirectly, in such agreement, dealing, relationship or arrangement, as a party or parties thereto or otherwise, nor shall any Trustee be liable to account because of such interest, nor need such interest be disclosed. No agreement, dealing, relationship or arrangement of any kind between these trusts or any company in which these trusts shall have an interest and any other company in which the Trustee, or any officer, director or agent of the Trustee, may have a personal interest as stockholder, creditor, officer, trustee or director shall be void or voidable, or in any way whatsoever affected by any such interest, nor shall any such Trustee, or any such officer, director or agent of the Trustee, be liable to account because of any such interest, nor need such interest be disclosed.

     No Trustee, Director or officer of these trusts shall be disqualified by his or its office from acquiring shares or stock in or bonds and other obligations of or from holding any office or place of profit under these trusts or any company in which these trusts shall be interested as stockholder or otherwise.

     No Shareholder shall be disqualified by his holding such shares, however great in amount, from holding any office or place of profit hereunder or under any company in which these trusts or the Trustee shall be interested as stockholder or otherwise.

     No agreement, dealing, relationship or arrangement of any kind with these trusts or with any company which may be controlled by these trusts or in which these trusts may have any interest in which any Shareholder, Director or officer of these trusts shall have a personal interest shall be void or voidable or otherwise affected by such interest nor shall such Shareholder, Director or officer so interested be liable to account in respect thereof, except such effect or liability, if any, as would have resulted under the same circumstances had these trusts been a business corporation organized under the laws of The Commonwealth of Massachusetts.

     Regardless of whether the foregoing provisions for disclosure have or have not been complied with, any dealing, contract or arrangement entered into by or on behalf of these trusts or of the Board of Directors, Trustee or officers hereof, or by or on behalf of any company in which these trusts or the Trustee shall be interested as stockholder, or otherwise, shall not be voided by reason of the interest therein of any Shareholder, Trustee, Director or officer nor shall any Shareholder, Trustee, Director or officer being so interested be liable to account to these trusts or to the Board of Directors, Trustee, officers or Shareholders, or otherwise, for any profit or benefit realized through any such dealing, contract or arrangement by reason of such Shareholder, Trustee, Director or officer holding that position or of the fiduciary relation thereby established, if such dealing, contract or arrangement shall have been authorized or ratified by the Shareholders or by the stockholders of any such company, as the case may be, after notice of the fact of the interest therein (including a general statement of the nature and extent of such interest) of such Shareholder, Trustee, Director or officer, except that if such dealing, contract or arrangement was with a Shareholder or Shareholders the authorization or ratification shall be by a majority of the shares represented at the meeting exclusive of those held by the interested Shareholder or Shareholders.

     27. The beneficial interest in the trust estate shall be, and during the continuance of these trusts shall remain, in the owners from time to time of transferable shares of beneficial interest. The shares of beneficial interest now authorized, which may be issued from time to time by the Board of Directors for such consideration as may be fixed by the Board of Directors without the necessity of obtaining the consent of the Shareholders, shall consist of 150,000,000 common shares all of the same class and each of the par value of one dollar ($1). The share capital representing the common shares of these trusts shall include the sum of (a) $94,554,130.51 for the common shares issued prior to January 1, 1953, (b) the consideration received for common shares issued after said date, and (c) any balances remaining in capital surplus accounts not included in (a) or (b). The share capital shall not be available for the payment of dividends. The share capital shall not be reduced without the consent of the Board of Directors and, furthermore, such share capital shall not be reduced below the sum of (a) and (b) without a vote of a majority of the shares outstanding and entitled to vote thereon at a meeting duly called for the purpose on at least twenty (20) days' notice. All shares issued and to be issued shall be full-paid and non-assessable except to the extent otherwise specifically provided in the certificates representing such shares. In any issue of common shares, fractional scrip in lieu of fractional shares may be issued in such form and on such terms as the Board of Directors determines.

     28. Common shares in addition to those now authorized may be authorized from time to time by majority vote of the Shareholders at a meeting duly called for the purpose upon at least twenty (20) days' notice. Such additional common shares shall rank pari passu with the common shares now authorized. Shares in addition to those now authorized but with any preference as to dividends or in liquidation or otherwise over the common shares may be authorized from time to time, when consented to by two thirds of the Board of Directors, by vote, at a meeting duly called for the purpose upon at least twenty (20) days' notice, of two-thirds of the shares outstanding and entitled to vote thereon, and such additional shares shall have such preferences and other rights and such par value or be without par value as may be determined in the vote of the shares authorizing them.

     29. By vote, at a meeting duly called for the purpose upon at least twenty (20) days' notice, of two-thirds of the shares, outstanding and entitled to vote thereon, and when consented to by the Board of Directors, any shares authorized, whether issued or unissued, may be reduced in number, may be changed into the same or a different number of shares of any class or classes with or without par value, or may be classified or reclassified. By vote, at a meeting similarly called, of a majority of the shares outstanding and entitled to vote thereon and when consented to by the Board of Directors, the par value of the shares may be increased or reduced. In connection with any of the foregoing the Board of Directors may increase, decrease or adjust the capital account of the Company.

     30. Unless otherwise prescribed by resolution of the Shareholders, all shares, in addition to those issuable to carry out the Amended Plan referred to in Article 27, may be issued either for money, services or property, or in exchange for other shares in these trusts at the time outstanding, and upon such terms as to valuation of shares, services or property or other shares and otherwise, as the Board of Directors may in its absolute discretion see fit.

     31. No holder of shares of these trusts of any class shall have any preemptive or preferential right of subscription to any shares or other securiti es of these trusts.

     32. Shares in these trusts acquired by these trusts or by the Trustee for these trusts may be cancelled and the number of shares authorized be thereby reduced, or such shares may be held in the treasury and be sold by the Trustee, with the consent or at the direction of the Board of Directors, as the Board of Directors may from time to time determine; but such shares while so held in the treasury shall not be entitled to any voting rights or to any dividends and shall not be deemed outstanding in computing proportions or percentages of shares or Shareholders hereunder or for any other purpose of these trusts.

     33. A register or registers shall be kept by or on behalf of the Trustee, under the direction of the Board of Directors, which shall contain the names and addresses of the Shareholders and the number and kind of shares held by them respectively and a record of all transfers thereof. No Shareholder shall be entitled to receive payment of any dividend declared, nor to have any notice given to him as herein provided, until he has given his address to the transfer agent, or such other officer or agent of these trusts as shall keep the said register, for entry thereon.

     34. The Trustee, with the consent or at the direction of the Board of Directors, shall have power to employ in the city of Boston and in any other cities the Board may designate a transfer agent or transfer agents and a registrar or registrars and may employ as any such transfer agent or registrar any corporation that is Trustee hereunder. The transfer agent or transfer agents shall keep the said registers and record therein the transfers of any of the said shares and countersign certificates of shares issued to the persons entitled to the same. The transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustee with the consent or at the direction of the Board of Directors, and the remuneration of such transfer agent or transfer agents and such registrar or registrars shall be allowed as part of the expenses incidental to the execution of the trust of these presents.

     35. Every Shareholders shall be entitled to receive a certificate in such form as the Board of Directors shall from time to time approve, specifying the number and kind of shares held by him, with such description, if any, as may be necessary to distinguish them from other shares to which different rights are attached. Such certificates shall, unless otherwise determined by the Board of Directors, be signed by the president or a vice-president and the treasurer or an assistant treasurer of the Company and countersigned by the transfer agent, if any, and registered by or on behalf of the Trustee or by a registrar, if any, and a notation of such registration shall be endorsed thereon, provided however that when any such certificate is signed by a transfer agent and by a registrar and the registrar is not the same person, partnership, association, trust or corporation as the transfer agent, the signature of the president or a vice- president or of the treasurer or an assistant treasurer of the Company, or either or both such signatures, upon such certificate may be facsimile, and such certificate shall be as valid and effective for all purposes as if signed by such officer or officers. The fact that a person signing has ceased to be an officer shall not invalidate any certificate.

     36. A new certificate may be issued by authority of the Board of Directors, to replace any certificate previously issued, on evidence satisfactory to said Board and to the Trustee that the said certificate previously issued has been worn out, mutilated, lost or destroyed and on such terms, if any, as to indemnity and otherwise, as the Board of Directors and Trustee shall deem proper.

     37. Every transfer of any shares (otherwise than by operation of law) shall be in writing under the hand of the transferor or of his agent thereunto duly authorized in writing, and upon delivery thereof to the Trustee or a transfer agent of these trusts, accompanied by the existing certificate for such shares and such evidence of the genuineness of such transfer, authorization and other matters as may reasonably be required, shall be recorded in the register, and a new certificate therefor shall be issued to the transferee, and in case of a transfer of only a part of the shares mentioned in any certificate a new certificate for the residue thereof shall be issued to the transferor. Until the transfer shall be so delivered and recorded, the Shareholder of record shall be deemed to be the holder of the share or shares comprised therein for all purposes hereof, and neither the Board of Directors nor the Trustee nor any transfer agent or registrar nor any officer or agent of these trusts shall be affected by any notice of the transfer.

     38. Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any Shareholder, or otherwise by operation of law, shall be recorded in the register as the holder of the said shares, and receive a new certificate for the same, upon production of the proper evidence thereof and delivery of the existing certificate to the Trustee or a transfer agent of these trusts. But until such record is made, the Shareholder of record shall be deemed to be the holder of such shares for all purposes hereof, and neither the Board of Directors nor the Trustee nor any transfer agent or registrar nor any officer or agent of these trusts shall be affected by any notice of such death, bankruptcy, insolvency or other event.

     39. Shares shall be personal property entitling the holders only to the rights and interest in the trust estate set forth in these presents, and it is expressly declared and agreed by and between the Shareholders, Trustee, Directors and officers of these trusts that a trust and not a partnership is deemed to be created by this instrument and that irrespective of whether any different status may be held to exist as far as others are concerned, nevertheless as between the said Shareholders, Trustee, Directors and officers the Shareholders shall be deemed to hold only the relationship of cestuis que trustent to the Trustee, with only such rights as are conferred upon them as such cestuis que trustent hereunder.

     40. Two or more persons holding any share shall be joint tenants of the entire interest therein, and no entry shall be made in the register or in any certificate that any person is entitled to any future, limited or contingent interest in any share. But any person registered as a holder of any share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a trustee of any kind, and any words may be added to the description to identify the said trust.

     41. The Trustee shall not, nor shall the Shareholders or Board of Directors or any officer of these trusts or any transfer agent or other agents of these trusts or of the Trustee or Board of Directors, be bound to take notice or be affected by notice of any trust, whether express, implied or constructive, or of any charge, pledge or equity to which any of the said shares or the interest of any of the Shareholders in the trusts of these presents may be subject, or to ascertain or inquire whether any sale or transfer of any such shares or interest by any such Shareholder or his personal representatives is authorized by such trust, charge or equity, or to recognize any person as having any interest therein, except the persons registered as such Shareholders. And the receipt of the person in whose name any share is registered, or, if such share is registered in the names of more than one person, the receipt of any one of such persons or of the duly authorized agent of any such person, shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations and other property payable, issuable or deliverable in respect of such share and from all liability to see to the application thereof.

     42. An annual meeting of the Shareholders shall be held on the fourth Tuesday of April in every year, or on such other date as the Board of Directors may from time to time fix, at such place designated in the notice, at which meeting the Board of Directors shall lay before the Shareholders financial statements for the last financial year preceding such meeting, and any question may be presented to them or any report of the Board of Directors, or any Director, Trustee, officer, agent or employee of these trusts may be laid before them by the Trustee or by the Board of Directors, president or treasurer of the Company. Purposes for which an annual meeting is to be held additional to those prescribed by law and by these presents may be specified by the Trustee or by the Board of Directors, president or treasurer of the Company. If such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in lieu thereof, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting.

     43. Subject to the provisions of Articles 42 and 46, at the annual meeting the said financial statements and reports may be approved after such consideration as the Shareholders think proper and Directors shall be elected, and any business may be considered or transacted.

     44. The Trustee or the Board of Directors, president or treasurer of the Company may whenever they think fit, and the president or secretary of the Company, upon a written request of the holders of one tenth of all the shares at the time outstanding and carrying the right to vote, shall, call or direct any officer of these trusts to call a special meeting of the Shareholders to be held at such place designated in the notice. Every such request shall express the purpose of the meeting and shall be delivered at the principal office of these trusts addressed to the president or secretary of the Company, and in case the said president or secretary shall refuse or fail, for fourteen
(14) days after the request shall have been so delivered, to call such special meeting to be held within thirty (30) days after the delivery of the request, the same may be called by the person or persons signing such request or by any three (3) of them. And a special meeting may also be called by the holders of one tenth of the said shares whenever the offices of the Directors shall be entirely vacant.

     45. The president shall be entitled to preside at every meeting of the Shareholders, but if he is not present at the commencement of the meeting or, being present, shall not be willing to preside, the Shareholders present in person or by proxy shall choose the chairman of such meeting.

     46. At any annual or special meeting no business shall be transacted other than such as is referred to in the notice of the meeting.

     47. A written or printed notice of each meeting of the Shareholders, whether annual or special, specifying the time, place and purposes thereof, shall be given as provided in Article 54 by the president or secretary or any assistant secretary or by a person or persons designated by any of them or, in case of a special meeting, by the persons calling the same, to each of the Shareholders entitled to vote thereat at least ten (10) days (including Sundays and holidays) before such meeting.

     48. At all meetings every Shareholder shall, subject to the provisions of Article 51, have one vote for every share held by him and may vote at any meeting or any adjournment or adjournments thereof in person or by proxy in writing; and, except as otherwise provided herein, the holders of a majority of all the shares issued and outstanding shall constitute a quorum for the consideration of such question.

     49. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share.

     50. If the holder of any share is a minor or a person of unsound mind, or subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     51. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend, or who are entitled to vote or act at any meeting or any adjourned session thereof, or who are entitled to receive any offering pursuant to Article 31 hereof, the Board of Directors may from time to time close the register and transfer books for such period, not exceeding sixty (60) days, as the Board may determine; or, without closing the said register or transfer books, the Board may fix a time not more than sixty (60) days before the dividend payment date or the meeting or adjourned session or the date of the offering, as of which the Shareholders entitled to such dividend or entitled to vote or act at any meeting or adjourned session or entitled to such offering shall be determined.

     52. If at the time appointed for a meeting it is determined that a quorum is not present, the meeting if called at the request of Shareholders or by Shareholders after such request as hereinbefore provided shall at the request of such Shareholders be adjourned for a period of ten (10) days, and if upon determination of the number of shares represented at such adjourned meeting a quorum is not present the meeting shall be dissolved, but in other cases the Shareholders present in person or by proxy shall constitute a quorum for the purpose of adjourning the meeting from time to time or finally, but not for the transaction of any other business, and the meeting may be held as adjourned without further notice.

     53. Except as herein otherwise provided, when a quorum is present at any meeting, a majority of the shares represented thereat and entitled to vote upon any question properly brought before the meeting shall decide such question. Provisions in this declaration of trust for a majority vote of Shareholders at a meeting or for a two-thirds vote of Shareholders at a meeting mean respectively a majority of two thirds interest of the Shareholders entitled to vote thereon who are present or represented by proxy at such meeting.

     54. Every notice to any Shareholder required or provided for in these presents may be given to him personally or by sending it to him through the post- office in a prepaid letter addressed to him at his address specified in the share register, and posted in the United States, and shall be deemed to have been given at the time when it is so posted. But in respect of any share held jointly by several persons notice so given to any one of them shall be sufficient notice to all of them. And any notice so sent to the registered address of any Shareholder shall be deemed to have been duly sent in respect of any such share whether held by him solely or jointly with others, notwithstanding he be then deceased or be bankrupt or insolvent, and whether the Directors or Trustee or any person sending such notice have knowledge or not of his death, bankruptcy or insolvency, until some other person or persons shall be registered as holders. And the certificate of the person or persons giving such notice shall be sufficient evidence thereof, and shall protect all persons acting in good faith in reliance on such certificate.

     55. Unless sooner terminated as provided in Article 57, these trusts shall continue in such manner that the Trustee and Board of Directors shall have all the powers and discretions expressed to be given to them by these presents, and that no Shareholder shall be entitled to put an end to the same or to require a division of the trust estate or any part thereof until the expiration of seventy- five (75) years from the formal date hereof, or the expiration of twenty (20) years from the death of the last survivor of the following persons:

John B. Pierce, Jr., and Rosamond W. Pierce, children of John B. Pierce of Dedham; Hope Richardson, Louisa C. Richardson, Hetty L. Richardson, Faith Richardson and John Richardson, Jr., children of John Richardson of Canton; Robert R. Walker and Helen C. Walker, children of Clifford H. Walker of Newton, Elizabeth W. Mudge, Richard B. Mudge and Robert W. Mudge, children of James W. Mudge of Belmont; Leonard K. Berkowitz, son of Abram Berkowitz of Brookline; Virginia Dewing, Andrew Dewing and Edmund R. Dewing, Jr., children of Edmund R. Dewing of Wellesley; and Charles A. Coolidge, 3rd, and Daniel J. Coolidge, children of Charles A. Coolidge, Jr., of Boston, all in the Commonwealth of Massachusetts, whichever of the said periods shall first expire, and at the expiration of the time so limited the said trusts shall terminate.

     56. The death of a Shareholder or of a Director or the dissolution of a Shareholder or the Trustee (if a corporation) during the continuance of these trusts shall not operate to terminate these trusts, nor shall it entitle the legal representatives of any such Shareholder, Trustee or Director to an accounting or to take any action in the courts or otherwise.

     57. The Board of Directors by two-thirds vote may terminate these trusts at any time, if such termination has been authorized by vote, at a meeting duly called for the purpose upon at least twenty (20) days' notice, of a majority of the shares outstanding and entitled to vote thereon. The said Board, by two- thirds vote may likewise alter, amend, add to or rescind any of the terms, powers and provisions herein contained, if the same has been authorized by majority vote of the Shareholders at a meeting duly called for the purpose upon at least twenty (20) days' notice and such other vote if any as may be required by the rights or preferences relating to any class or series of shares; provided that if such alteration, amendment, addition or rescission shall in the judgment of the Board of Directors be of a fundamental character it shall require authorization by vote of a majority of the shares outstanding and entitled to vote thereon at such a meeting. Such termination or such alteration, amendment, addition or rescission shall become effective only upon presentation to the Trustee, as required by Article 58, of the counterpart of the certificate in said Article 58 referred to.

     58. In case these trusts shall be terminated or in the case of any merger approved pursuant to Section 59B or in the case any of the terms, powers and provisions herein contained shall be altered, amended, added to or rescinded pursuant to the provisions of Article 57, a certificate in any number of counterparts deemed desirable, setting forth such termination or merger, alteration, amendment, addition or rescission and that the Board of Directors and Shareholders have authorized the same in accordance with the provisions of Article 57 or Article 59B, as applicable, shall be signed by two of the Directors and by the secretary or any assistant secretary, and shall be acknowledged by one of the Directors and one counterpart of said certificate shall be filed with the Trustee and other counterparts thereof shall be recorded or filed at the principal office of these trusts and in such places as may be required by law.

     59. Upon the termination of the said trusts by the said limitation or under the provisions herein contained the Trustee shall, with the consent or at the direction of the Board of Directors and upon such terms as shall be determined by the Board, sell and convert into money or into shares, bonds and other securities or obligations, whether of the purchaser or otherwise, the whole or any part of the trust estate and shall apportion the proceeds thereof and any property forming part of the trust estate excepted from such sale among all the Shareholders in accordance with their respective rights ratably according to the number and kind of shares held by them respectively. And in making any sale under this provision the trustee shall, with the consent or at the direction of the Board of Directors, have power to sell by public auction or private contract and to buy in or rescind or vary any contract of sale and to resell, without being answerable for loss, and for the said purposes to execute or cause to be executed all proper deeds and instruments and to do all proper things. But the Trustee may, with the consent or at the direction of the Board of Directors, after the distribution of the full amounts of money, if any, due upon liquidation or termination on any preferred shares of any class or series which may be outstanding, divide the whole or any part of the remaining trust estate in its actual state of investment among the Shareholders in accordance with their respective rights ratably according to the number and kind of shares held by them respectively, and for such purposes the Board of Directors shall have power to determine the values of the property comprising said remaining trust estate.

     59A.  Certain Business Combinations.

     (a) Special Requirement for Certain Business Combinations. No Business Combination shall be duly authorized, or within the powers of the Trustee, unless such Business Combination:

          (i) shall have been approved by vote or written consent of a majority of the Continuing Directors as being in the best interests of the Shareholders; or

          (ii) shall have been approved by the affirmative vote of the holders of at least (A) 80% of all outstanding common shares and (B) two-thirds of such shares held by Disinterested Shareholders, voting as a separate class; or

          (iii)  shall have satisfied each of the following conditions:

   (A) Condition as to Best Price. The value (determined by fair market as of the time of consummation of such Business Combination) of the consideration to be received per share by holders of common shares shall equal or exceed the highest price paid by the Related Person involved in such Business Combination for any common share during the previous 24 months (subject to appropriate adjustment in the event of any intervening share dividend, share split, combination of shares or similar event); and

   (B) Condition as to Form of Consideration. The form of the consideration to be received by holders of common shares shall be either cash or the form of consideration used to acquire the largest number of common shares previously acquired by such Related Person.

     (b)  Definitions.  For purposes of this Article:

          (i) The term "Business Combination" shall mean (A) any transfer of the business of the Company as a going concern to a Related Person, whether effected by a sale of all or substantially all the trust estate under Article 4(e), by dissolution or liquidation or by any other method; (B) any other sale, lease, exchange, transfer, loan, advance or other disposition (including without limitation the creation of a mortgage or any other security device), in one transaction or series of transactions, of any substantial part of the assets (including without limitation cash and any voting securities of a Subsidiary) of the Company (or any of its Subsidiaries) to or with a Related Person; (C) any sale, lease, exchange, transfer, loan, advance or other disposition of any substantial part of the assets of a Related Person to the Company or any of its Subsidiaries; (D) the issuance by the Company (or any of its Subsidiaries) of any securities to a Related Person, other than under an employee benefit plan, dividend reinvestment plan or similar plan approved by a majority of the Continuing Directors; (E) the acquisition by the Company or any of its Subsidiaries of any securities of a Related Person; (F) any reclassification of securities (including without limitation any combination of shares) or recapitalization of the Company or any other transaction (whether or not involving a Related Person) which has the effect of increasing the relative portion of the outstanding shares of any class of securities of the Company (or any of its Subsidiaries) directly or indirectly owned by any Related Person; (G) any transaction as a result of which the provisions of this Article would cease to be in effect; or (H) any agreement, contract or other arrangement providing for any of the foregoing transactions.

          (ii) The term "Related Person" shall mean (A) any individual, corporation, association, partnership, joint venture, trust or other entity (each of the foregoing constituting a "Person") that, together with its Affiliates and any other Persons acting in concert with respect to the affairs of the Company, beneficially owns in the aggregate 10% or more of the Company's outstanding common shares and (B) any Affiliate of a Person described in clause (A); provided, however, that no employee benefit plan, dividend reinvestment plan or similar plan of the Company, or any trustee thereof acting in such capacity, shall constitute a Related Person for any purpose of this Article.

          (iii) The term "substantial part", with respect to the assets of any Person, shall mean assets aggregating more than 10% of the assets (as stated on the books of such Person in accordance with generally accepted accounting principles consistently applied) or contributing in the aggregate more than 10% of the earning power of such Person (or of such Person and its Subsidiaries on a consolidated basis).

          (iv) The term "Continuing Director" shall mean any director of the Company who is not a Related Person and either (A) was a member of the Board of Directors of the Company on January 1, 1987 or (B) was recommended for his or her initial term of office by a majority of Continuing Directors in office at the time of such recommendation.

          (v) The term "Affiliate", with respect to a specified Person, shall mean any other Person who (A) directly, or indirectly controls, or is controlled by, or is under common control with, the specified Person; (B) is a director, officer or partner of such specified Person; (C) individually, or together with other Persons acting in concert, is directly or indirectly the beneficial owner of 5% or more of any class of equity securities of the specified Person; (D) is a trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity; or (E) is a relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of such specified Person or any of its parents or Subsidiaries.

          (vi) The term "Subsidiary" shall mean any Person of which the Company (or other specified parent) shall at the time own directly, or indirectly through another Subsidiary, at least 50% of the outstanding shares of capital stock (or other shares of beneficial interest) entitled to vote generally.

          (vii) The term "Disinterested Shareholder" shall mean any holder of outstanding common shares who is not a Related Person.

          (viii) A Person shall be deemed to own any common shares (A) of which such Person or any of its Affiliates would be the beneficial owner, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 1, 1987, or (B) which such Person or any of its Affiliates has the right to acquire (whether or not such right is exercisable immediately) under any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

     (c) Amendment. This Article may not be amended, modified or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than (A) 80% of all outstanding common shares and (B) two-thirds of such shares held by Disinterested Shareholders, voting as a separate class, except that this Article may be amended by the affirmative vote of the holders of not less than a majority of all outstanding common shares if prior to submitting such amendment to a vote of the Shareholders it shall have been approved by vote or written consent of a majority of the Continuing Directors as being in the best interests of the Shareholders.

     59B. Merger.     Except as provided in Article 59A above, the Board of
Directors by two-thirds vote may cause a domestic limited liability company to be merged into these trusts in accordance with Chapters 156C (Massachusetts Limited Liability Company Act) and 182 (Voluntary Associations and Certain Trusts) of the Massachusetts General Laws, if such merger has been authorized by vote, at a meeting duly called for the purpose upon at least twenty days' prior notice, of a majority of the shares outstanding and entitled to vote thereon at such meeting. Any such merger shall become effective only upon presentation to the Trustee, as required by Article 58, of the counterpart of the certificate referred to in Article 58, or at such later time as may be specified in the certificate. In respect to any such merger, the holders of all shares of the Company who dissent from such transaction within the time and in the manner provided in the Massachusetts statute applicable to business corporations, shall have substantialy those rights they would have if these trusts and such limited liability company were at the time Massachusetts business corporations. Such rights shall be the Shareholders' exclusive remedy in respect of such holders' dissent from such actions.

     60. The word "Trustee", whenever used herein, means the Trustee, if there is only one, or if more than one the Trustees, for the time being, whether original, additional or successor. The words "Shareholder" and "Shareholders", whenever used herein, mean the person or persons, natural or corporate, at the time registered as the holder or holders of the shares in these trusts and, except to the extent limited by any subscription or by any subscription certificate or part-paid shares accepted or issued, include the person or persons, natural or corporate, at the time registered as the holder or holders of such subscription certificates and part-paid shares, and the words "share" or "shares," whenever used herein, include any subscription certificate or part-paid share issued, except to the extent therein limited and except that so far as concerns the Company the same shall be assignable and transferable only under such provisions as are from time to time established or approved by the Trustee with the consent or at the direction of the Board of Directors. Except when the context otherwise requires, any expression used herein in the conjunctive or the disjunctive shall include both the conjunctive and the disjunctive, and any expression in the singular or the plural shall include both the singular and the plural.

     61. The Board of Directors shall have power to construe any of the terms, powers and provisions herein contained and to act on any such construction, and its construction of the same and any action taken pursuant thereto by the Trustee, the Board of Directors, or any committee, officer or agent in good faith shall be final and conclusive.

     62. The marginal notes and Table of Contents are inserted for convenience of reference, and are not to be taken as any part of these presents or to control or affect the meaning, construction or effect of the same.

     63. This instrument is executed by the original trustees and delivered in the Commonwealth of Massachusetts, and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.



     IN WITNESS WHEREOF we have hereunto set our hand and seals at Boston in the Commonwealth of Massachusetts, as of January 2, 1926, which date shall be the formal date hereof and may be used in all references hereto, but actually on the fifteenth day of January, nineteen hundred and twenty-six.

     Executed in six counterparts.

                              Franklin P. Jackson, Jr.(seal)

                              Howard E. Needham(seal)

                              Boyd H. Ten Eyck(seal)

      COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS.

     This fifteenth day of January, 1926, at Boston, Massachusetts, before me, the undersigned, a notary public within and for the County and Commonwealth aforesaid, personally appeared the above-named Franklin P. Jackson, Jr., Howard E. Needham and Boyd H. Ten Eyck and acknowledged that they executed the foregoing instrument as their free act and deed.

     Witness my hand and official seal at Boston, Massachusetts.

(NOTARIAL SEAL)               JOHN B. HOPKINS,

                                 Notary Public

                         My commission expires Jan. 24, 1930

PRESENT TRUSTEE

     At a meeting of the Board of Directors of the Company (New England Power Association) January 18, 1926, the resignations of Franklin P. Jackson, Jr., Boyd H. Ten Eyck and Howard E. Needham as Trustees were accepted, and it was voted that, until further action of the Board of Directors, a corporation should be the sole trustee, and The First National Bank of Boston was unanimously elected such trustee. At the meeting of the Board of Directors of the Company (New England Electric System) on June 3, 1947, it was voted that The First National Bank of Boston be continued as the Trustee under the Agreement and Declaration of Trust, as amended, of the Company.

     At a meeting of the Board of Directors of the Company (New England Electric System) on November 28, 1995, it was voted to accept the resignation of the First National Bank of Boston, as Trustee, and it was voted that State Street Bank and Trust Company be appointed as Trustee under the Agreement and Declaration of Trust, as amended, of the Company.

FILING

     This Amended Agreement and Declaration of Trust and all amendments through April 28, 1992, have been filed with each of the following:

The Secretary of The Commonwealth of Massachusetts.

The City Clerk, Boston, Massachusetts.

The City Clerk, Worcester, Massachusetts.

The Town Clerk, Westborough, Massachusetts.

The Department of Public Utilities of The Commonwealth of Massachusetts.

The First National Bank of Boston, in its Trust Department, at its principal office in Boston, Massachusetts.

New England Electric System at its office, 25 Research Drive, Westborough, Massachusetts.

INDEX
ARTICLE

Accounts8, 42, 43

Agents -- See "Officers" and "Remuneration"
Appointment4(g), 5, 19, 22
Removal19

Agreements -- See "Powers", "Limited liability clause" and "Interested
Trustee"

Amendment of declaration57, 58, 59A

Board of Directors -- See "Directors".

Bonds -- See "Debentures".

Books of account8, 22

Business Combinations59A

Capital and income, surplus and net earnings4(k), 6

Capital: Increase and reduction7, 29

"Company" defined1

Committees -- See "Directors"19, 20

Common shares -- See "Shares".

Compensation -- See "Remuneration".

Contracts -- See "Powers", "Limited liability clause", and "Interested
Trustee".

Debentures; issue, signature, seal4(b)
     Limited liability9

Declaration of trust
     Amendment57, 58
     Construction of Terms61
     Reference must be made to9
     Termination55, 57, 58

Definitions1, 22, 59A, 60

Directors:
Appointment of Agents and Employees5, 19
Certificate of Secretary etc. as to directors21
Certified vote as evidence21
Construction of terms61
Dealing with the Company26
Death56
Delegation of powers to Committees and others5, 19
Disclosure of interest to shareholders26
Dividends -- See "Dividends".
Election by shareholders16, 17, 43
Fees -- See "Remuneration"18
Increase in number of directors16
Indemnification10, 22
Interested directors: as in Massachusetts Corporation26
Liability7, 9, 10, 22, 26, 41
Meetings -- See "Meetings of Directors".
Number and term16

Office, may hold16, 19, 26
Officers, election, removal, etc.19
Powers generally4-10
Quorum20
Registration of votes by Trustee20, 58
Remuneration18
Resignation17
Securities of these trusts may be owned by director16, 26
Vacancies filled by directors11, 16, 17, 19, 44
Voting rights on specific matters -- See "Voting Rights".

Dissolution -- See "Termination".

Dividend Reinvestment -- See "Preemptive Right".

Dividends
Closing of register and transfer books51
Declaration out of net earnings or surplus7, 51
Determining capital and income and net earnings and surplus6
Determining shareholders entitled thereto51
Discharge for receipt of dividend41
No dividends on treasury shares32
No personal liability for dividends7
Only to those supplying address33
Preferred share dividends28
Setting aside surplus for dividends4(k)
Stock dividends and bond dividends7

Duration of trusts55

Employees -- See "Officers"19

Exoneration of Trustee, Directors, etc.5, 22, 26

Financial year (Calendar year)8

Financial statements6, 42, 43

Fractional scrip27

Income6

Indemnification clauses: Trustee, Directors, Officer and Shareholders22 Directors and officers definedPar. 7 22
Directors and officer indemnified if acting in good faithPar. 3, 4 22 Indemnification for action approved by orders of Federal or
          State regulatory bodiesPar. 5  22
Other immunities as in Massachusetts CorporationPar. 8  22
Shareholder indemnified for liability for status of
          being a shareholderPar. 9  22
Trustee not liable if Directors authorizePar. 1  22

Interested Trustee, Directors, etc.26

Investments4(a), 4(n)

Liability -- See "Directors", "Officers", "Shares", "Third persons",
     "Trustees"9, 22, 26

Limited liability clause9

Lost certificates36

Meetings of directors:
Call, notice and waiver20
Certificate of Secretary, etc. as evidence of vote21, 23
Majority vote decides questions20
Minutes by Secretary, Assistant Secretary or Temporary Secretary20

Registration of votes20
Regular and special meetings20
Quorum20
Vote on specific matters -- See "Voting Rights".

Meetings of shareholders:
Annual42, 43
Call44
Certificate of Secretary, etc. as evidence of vote21, 23
Financial Statement and Reports at Annual Meeting42, 43
Majority vote ordinarily decides questions53
Minutes by Secretary, Assistant Secretary or Temporary Secretary20 Notice33, 46, 47, 51, 54
Presiding officer45
Proxies45, 48-50, 52, 53
Purposes42, 46
Quorum48
Vote on specific matters -- See "Voting Rights"
Vote by joint owners and guardians49, 50
What shareholders are entitled to vote51

Merger59B

Name of Trustee1

Net earnings and surplus6

"New England Electric System", defined1

Notes -- See "Debentures"

Notice -- See "Meetings".

Obligations -- See "Debentures".

Office -- See "Principal office".

Officers:
Generally4(g), 5, 19, 20, 23
Absence19
Delegation of Board's powers to officers5
Disability19
Disclosure of interest to shareholders26
Duties19
Election19
Execution of contracts, checks, etc.5
Expenses of officers who are directors18
Indemnity, none from Shareholders10
Indemnity, etc., from trust estate22
Interested officers: as in Massachusetts Corporation26
Liability to Shareholders7, 22, 26
Liability to third persons9, 41
Officer may be shareholder, director or other officer19, 26
President -- See "Meetings"4(b), 19, 23, 45
Removal with or without cause19
Remuneration18, 19
Resignations19
Rights to deal with the trust26
Rights to hold securities of these trusts26
Secretary, Assistant Secretary or Temporary Secretary --
          See "Meetings"5, 19, 20, 23
Temporary officers19
Term19
Treasurer and Assistant Treasurer -- See "Meetings"4(b), 19, 23
Vacancies19
Vice President4(b)

Par value27

Partners, Shareholders not39

Payments to Trustee by third persons24

Place of business -- See "Principal office"2

Pledges -- See "Voting Rights"4(b)

Powers:
To adopt common seal4(l)
To aid subsidiaries and others4(c)
To arbitrate4(h)
To borrow and pledge4(b)
To collect and sue4(h)
To consent to mortgages4(d)
To contract4(n)
To deal generally with trust estates4(n)
To delegate to officers and agents4(g)
To deposit in banks etc., and safe deposit companies4(i)
To discharge obligations etc.4(c)
To execute agreements4(n)
To extend obligations4(h)
To guarantee4(c)
To hold securities4(a)
To insure4(m)
To issue bonds and other obligations4(b)
To keep stocks in name of Company, Trustee or nominee4(f)
To lend4(c)
To pay taxes4(j)
To release claims4(h)
To sell and exchange4(e)
To set apart surplus available for dividend4(k)
To vote4(d)
To vote in favor of mergers and consolidations4(d)
To vote in favor of sales4(d)

Preemptive right: Absence of31

Preferred shares -- See "Shares" and "Voting Rights"28

President -- See "Officers".

Principal office2, 12, 17, 20, 42, 44, 58

Protective provisions -- See "Directors", "Officers", "Shareholders",
     "Third persons", "Trustee

Proxies -- See "Meetings of Shareholders".

Purchasers from Trustee protected24

Purposes of Company -- See "Directors", "Trustee", and "Powers"4

Quorum:
Board of Directors20
Shareholders48, 52, 53

Real estate3, 4(n)

Register and transfer books, generally33, 34
Closing of, for dividends7, 51
Closing of, for Shareholders' meetings51
No future interests, etc.40
Shareholder described as Trustee40
Transfer of shares37, 38, 41

Registrar33-35, 37, 54
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Registration of minutes by Trustee20

Reimbursement of Trustee, Directors, etc.22

Removal of officers, agents, employees19

Remuneration of:
Directors18
Officers, Agents and Employees19
Officers who are Directors18
Transfer agents and registrars34
Trustee14

Report to Shareholders42, 43

Resignation of:
Directors17
Officers19
Trustee12

Sale of trust estate3, 4(e), 4(n), 9, 25, 59
Application of proceeds24

Seal4(b), 4(l)
Right to adopt and use seal4(l)
Seal or facsimile on obligations4(b)

Secretary -- See "Officers".

Securities of NEES may be acquired by Trustee, Directors, etc.26

Shareholders -- See "Shares and Shareholders".

Shares and Shareholders:
Generally27-41, 60
Acquisition of shares by Directors, etc.26
Acquisition of shares by trust4(a), 4(c)-(f), 4(n), 32
Assessments on shares10, 27
Authorized shares27, 28
Bankruptcy of shareholder38, 54
Beneficiaries not partners39
Certificate of Secretary, etc. as to shareholders21
Certified vote as evidence21
Certificate for shares: signatures and facsimiles35
Death of shareholder38, 54, 56
Defined60
Distribution to holders4(e), 28, 41, 55, 59
Dividends -- See "Dividends".
Full-paid except as otherwise specified27
Increase of shares, par or capital -- See "Voting Rights"28, 29, 30 Indemnification clause22
Interested shareholders: as in Massachusetts Corporation26
Issue of shares7,27-30,35,36
Joint owners of shares40, 49, 54
Liability7, 9, 10, 26, 41
Lost certificates36
Meetings -- See "Meetings of Shareholders".
Nature of shares27, 39, 40
No future interests, etc.40
No par28
Non-assessability10, 27
Par value27, 28
Part-paid shares, rights of holders60
Payment30
Personal property39
Preemptive rights: Absence of31
Preferred shares -- See "Voting Rights"28
Purchase of own shares4(a), 32

Receipt of shareholder for dividends and distributions41
Reclassification of shares -- See "Voting Rights"29
Reduction of shares, par or capital29, 32
Register and Transfer books33, 37, 40
Registrar34
Shareholder of record may be treated as owner37-41, 54, 60
Subscription certificates, rights of holders60
     Transfer Agent34
Transfer of shares37, 38, 41, 60
Treasury Shares4(a), 32
Trustee owning shares40, 41
Voting rights -- See "Voting Rights28, 29, 32, 48-53, 57
Without par value28

Surplus, income and capital4(k), 6, 7, 29

Termination of trusts3, 55-59

Third persons:
Dealing with interested Directors, etc26
Limited Liability of Shareholders, Trustee, Officers, etc.9, 41
No duty of inquiry24
Protected in transferring its securities owned by NEES25
Reliance on certificate of Secretary, etc.21, 54

Tort: Shareholders, etc., not liable in tort9

Transfer agent, generally34
Duties34, 35, 37, 38, 47
Liability41
Protective provisions37, 38, 41, 54
Register and transfer books33, 34
Remuneration34

Transfer books -- See "Register and transfer books".

Treasurer -- See "Officers".

Trust, not partnership, created39

Trust company, as depository4(i)

"Trust estate", definedPreamble

Trust relationship39

Trustee:
Action of Directors, Officers, etc. as Trustee action20
Board directs exercise of most powers4, 5
Bond not necessary22
Consolidation of corporate trustee11
Consultation with counsel22
Conversion of trust estate3, 4(e), 59
Corporate Trustee11, 15
Corporate Trustee may act by its officers15
Defined60
Delegation to others4(g), 4(n), 15, 22
Designation of1
Disclosure to Directors and Shareholders of interest in transactions26 Distribution to trust estate59
Election11-13
Execution of documents not necessary5
Evidence; trustee may obtain23
Evidence of action by Board5
Generally11-15
Indemnity of Trustee5, 10, 22
Interested Trustee26
Legal requirements for trustee dispensed with4(n)

Liability5, 7, 9, 22, 23, 26, 41
"New England Electric System", to act in name of trustee1
New Trustee -- See "Trustee, Qualifications"13
Powers with consent of Directors -- See "Powers"4
Powers without consent of Directors3
Present trustee20
Protective provisions -- See "Trustee, Liability".
Qualifications: bank or trust company in Massachusetts11
Receipt of Trustee24
Registration of votes of directors by trustee20
Reimbursement and exoneration10, 22
Reliance on certificate of Secretary, etc.23
Removal11-12
Remuneration14
Reports to Shareholders42
Resignation11, 12
Securities may be owned by Trustee11, 26
Successors11-13, 60
Trustee may hold other positions26
Vacancies12
Vesting of estate in new trustee13

Voting Rights of Shareholders and Directors:
For directors: majority shares represented16, 53
On amendment of Article 59A:Par. C  59A
On amendments generally: majority shares represented and
          two-thirds Board of Directors53, 57
On fundamental amendments: majority shares outstanding
          and two-thirds board of Directors57
On certain business combinations: majority of Continuing
          Directors or eighty percent shares outstanding and two-thirds shares held by disinterested shareholders59A
On creation of preferred shares: two-thirds shares
          outstanding and consent of two-thirds of Board of Directors28 On increase in authorized common shares: majority shares represented28, 53
On increase or reduction in par: majority shares outstanding and consent of Board of Directors29
On pledge of assets as a whole or substantially as a whole:
          two-thirds shares outstanding and consent of two-thirds of Board of Directors4(b)
On ratification of transactions with interested Director,
          Trustee and Officer26
On ratification of transaction with interested shareholder: majority shares represented and not interested26
On reclassification of shares: two-thirds shares outstanding and consent of Board of Directors29
On reduction in number of shares: two-thirds of shares
          outstanding and consent of Board of Directors29
On sale of assets as a whole or substantially as a whole:
          two-thirds shares outstanding4(e)
Unless on termination59
On termination: majority shares outstanding and two-thirds
          board of Directors57
Closing transfer books51
Evidence of adoption of votes5, 21, 23
Fixing record date of shareholders entitled to vote51
One vote a share in person or by proxy48
Quorum at meetings of directors20
Quorum at meetings of shareholders48
Treasury shares: no voting rights32
Vote of majority at meetings of directors20
Vote of majority at meeting of shareholders53
Voting of jointly held shares49
Voting of shares by guardians50